IRON MOUNTAIN®

FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter 2025 Results

• Achieves record quarterly revenue of $1.7 billion, an increase of 11.6% on a reported basis and an increase of 11.0% excluding the effects of foreign exchange

• Data center, digital, and asset lifecycle management (ALM) businesses collectively grew more than 30%

• The impact of changes in the exchange rates on intercompany balances led to a loss to Net Income of $43 million

• Delivers record quarterly Adjusted EBITDA of $628 million

• Generates record quarterly AFFO of $370 million, or $1.24 per share

• Increases 2025 financial guidance driven by strong operational outperformance

PORTSMOUTH, N.H. – August 6, 2025 – Iron Mountain Incorporated (NYSE: IRM), a global leader in information management services, announces financial results for the second quarter of 2025.

"We are pleased to report outstanding performance in the second quarter, resulting in record financial performance across all key metrics and above our expectations. Our team's successful execution of our strategy and commitment to delivering value for our customers, whilst leveraging our synergistic business model continues to drive industry leading growth and record results across each of our business segments," said William L. Meaney, President and CEO of Iron Mountain. "The collective strength in our growth businesses and the sustained growth in our physical records storage business creates strong momentum which is expected to continue to deliver meaningful overall revenue and profit growth at these levels for the foreseeable future. Based on our strong Q2 outperformance and positive outlook, we are increasing our full year guidance."

Financial Performance Highlights for the Second Quarter of 2025

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	6/30/25	6/30/24	Reported $	Constant Fx	6/30/25	6/30/24	Reported $	Constant Fx
Storage Rental Revenue	$1,010	$920	10%	9%	$1,958	$1,805	9%	9%
Service Revenue	$702	$615	14%	14%	$1,346	$1,207	12%	12%
Total Revenues	**$1,712**	**$1,534**	**12%**	**11%**	**$3,304**	**$3,011**	**10%**	**10%**
Net (Loss) Income	$(43)	$35	n/a		$(27)	$112	(124)%	
Reported EPS	$(0.15)	$0.12	n/a		$(0.10)	$0.37	(127)%	
Adjusted EPS	$0.48	$0.42	14%		$0.92	$0.85	8%	
Adjusted EBITDA	$628	$544	15%	15%	$1,208	$1,063	14%	14%
Adjusted EBITDA Margin	*36.7%*	*35.5%*	*120 bps*		*36.6%*	*35.3%*	*130 bps*	
AFFO	$370	$321	15%		$718	$645	11%	
AFFO per share	$1.24	$1.08	15%		$2.41	$2.18	11%	

1

- Total reported revenues for the second quarter were $1.7 billion, compared with $1.5 billion in the second quarter of 2024, an increase of 11.6%. Excluding the impact of foreign currency exchange ("Fx"), total reported revenues increased 11.0% compared to the prior year, driven by a 9.2% increase in storage rental revenue and a 13.7% increase in service revenue. Year to date, total reported revenues increased 9.7%, or 10.2% excluding the impact of Fx.
- Net (Loss) Income for the second quarter was $(43.3) million, compared with $34.6 million in the second quarter of 2024, driven by the impact of changes in the exchange rates on our intercompany balances. Year to date, Net (Loss) Income was $(27.1) million, compared with $111.6 million in 2024.
- Adjusted EBITDA for the second quarter was $628.4 million, compared with $544.4 million in the second quarter of 2024, an increase of 15.4%. On a constant currency basis, Adjusted EBITDA increased by 15.1% in the second quarter, compared to the second quarter of 2024, driven by increased revenue in our Global RIM, ALM, and Data Center businesses and improved operating leverage coming from our continued improvement activities. Year to date, Adjusted EBITDA increased 13.6%, or 14.3% excluding the impact of Fx.
- FFO (Normalized) per share was $0.87 for the second quarter, compared with $0.78 in the second quarter of 2024, an increase of 11.5%. Year to date, FFO (Normalized) per share was $1.64, compared with $1.53 in 2024, or an increase of 7.2%.
- AFFO was $369.7 million for the second quarter, compared with $320.9 million in the second quarter of 2024, an increase of 15.2% driven by improved Adjusted EBITDA. Year to date, AFFO was $718.1 million compared with $644.6 million, or an increase of 11.4%.
- AFFO per share was $1.24 for the second quarter, compared with $1.08 in the second quarter of 2024, an increase of 14.8%. Year to date, AFFO per share was $2.41, compared to $2.18 in 2024, or an increase of 10.6%.

Dividend

On August 6, 2025, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.785 per share of common stock for the third quarter. The third quarter 2025 dividend is payable on October 3, 2025, to shareholders of record at the close of business on September 15, 2025.

Guidance

Iron Mountain increased full year 2025 guidance; details are summarized in the table below.

2025 Guidance[(1)]				
($ in millions, except per share data)	New	Approximate Y/Y % Change at Midpoint	Previous	Approximate Y/Y % Change at Midpoint
Total Revenue	$6,790 - $6,940	~12%	$6,740 - $6,890	~11%
Adjusted EBITDA	$2,520 - $2,570	~14%	$2,505 - $2,555	~13%
AFFO	$1,505 - $1,530	~13%	$1,480 - $1,510	~11%
AFFO Per Share	$5.04 - $5.13	~12%	$4.95 - $5.05	~10%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

2

Q2 2025 Earnings Conference Call and Related Materials The conference call / webcast details, earnings presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is trusted by more than 240,000 customers in 61 countries, including approximately 95% of the Fortune 1000, to help unlock value and intelligence from their assets through services that transcend the physical and digital worlds. Our broad range of solutions address their information management, digital transformation, information security, data center and asset lifecycle management needs. Our longstanding commitment to safety, security, sustainability and innovation in support of our customers underpins everything we do. To learn more about Iron Mountain, please visit www.IronMountain.com. Investor Relations Contacts: Mark Rupe Erika Crabtree SVP, Investor Relations Manager, Investor Relations Mark.Rupe@ironmountain.com Erika.Crabtree@ironmountain.com (215) 402-7013 (617) 535-2845 Media Contact: media@ironmountain.com 3

Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “plans”, “intends”, “projects”, “pursue”, “will”, “commits” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures or other co- investment vehicles), incorporate alternative technologies (including artificial intelligence) into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand and manage our global operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space or services activity; (iii) the costs of complying with and our ability to comply with laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (iv) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (v) our ability to fund capital expenditures; (vi) the impact of our distribution requirements on our ability to execute our business plan; (vii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (viii) changes in the political and economic environments in the countries in which we operate and changes in the global political climate; (ix) our ability to raise debt or equity capital and changes in the cost of our debt; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) unexpected events, including those resulting from climate change or geopolitical events, could disrupt our operations and adversely affect our reputation and results of operations; (xiv) failures to implement and manage new IT systems; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this press release. Reconciliation of Non-GAAP Measures Throughout this press release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), (5) AFFO and (6) AFFO per share. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. 4

Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 6/30/2025 12/31/2024 ASSETS Current Assets: Cash and Cash Equivalents $217,992 $155,716 Accounts Receivable, Net 1,387,110 1,291,379 Prepaid Expenses and Other 292,146 244,127 Total Current Assets $1,897,248 $1,691,222 Property, Plant and Equipment: Property, Plant and Equipment $13,500,719 $11,985,997 Less: Accumulated Depreciation (4,725,996) (4,354,398) Property, Plant and Equipment, Net $8,774,723 $7,631,599 Other Assets, Net: Goodwill $5,229,943 $5,083,817 Customer and Supplier Relationships and Other Intangible Assets 1,244,957 1,274,731 Operating Lease Right-of-Use Assets 2,414,510 2,489,893 Other 615,408 545,853 Total Other Assets, Net $9,504,818 $9,394,294 Total Assets $20,176,789 $18,717,115 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $777,881 $715,109 Accounts Payable 650,906 678,716 Accrued Expenses and Other Current Liabilities 1,227,760 1,366,568 Deferred Revenue 342,225 326,882 Total Current Liabilities $2,998,772 $3,087,275 Long-term Debt, Net of Current Portion 14,818,175 13,003,977 Long-term Operating Lease Liabilities, Net of Current Portion 2,254,841 2,334,826 Other Long-term Liabilities 375,971 312,199 Deferred Income Taxes 221,045 205,341 Redeemable Noncontrolling Interests 76,852 78,171 Total Long-term Liabilities $17,746,884 $15,934,514 Total Liabilities $20,745,656 $19,021,789 (Deficit) Equity Total (Deficit) Equity $(568,867) $(304,674) Total Liabilities and (Deficit) Equity $20,176,789 $18,717,115 5

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Revenues:					
Storage Rental	$1,009,989	$948,376	6.5 %	$919,746	9.8 %
Service	701,959	644,153	9.0 %	614,663	14.2 %
Total Revenues	**$1,711,948**	**$1,592,529**	**7.5 %**	**$1,534,409**	**11.6 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$754,837	$710,204	6.3 %	$675,971	11.7 %
Selling, General and Administrative	390,456	329,737	18.4 %	344,838	13.2 %
Depreciation and Amortization	252,566	232,154	8.8 %	224,501	12.5 %
Acquisition and Integration Costs	4,815	5,823	(17.3)%	9,502	(49.3)%
Restructuring and Other Transformation	50,340	54,746	(8.0)%	46,513	8.2 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(962)	5,571	(117.3)%	2,790	(134.5)%
Total Operating Expenses	**$1,452,052**	**$1,338,235**	**8.5 %**	**$1,304,115**	**11.3 %**
Operating Income (Loss)	**$259,896**	**$254,294**	**2.2 %**	**$230,294**	**12.9 %**
Interest Expense, Net	205,063	194,738	5.3 %	176,521	16.2 %
Other Expense (Income), Net	81,877	28,488	187.4 %	5,833	n/a
Net (Loss) Income Before Provision (Benefit) for Income Taxes	**$(27,044)**	**$31,068**	**(187.0)%**	**$47,940**	**(156.4)%**
Provision (Benefit) for Income Taxes	16,296	14,835	9.8 %	13,319	22.4 %
Net (Loss) Income	**$(43,340)**	**$16,233**	**n/a**	**$34,621**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,581	281	n/a	(1,162)	n/a
Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(44,921)**	**$15,952**	**n/a**	**$35,783**	**n/a**
Net (Loss) Income Per Share Attributable to Iron Mountain Incorporated:					
Basic	$(0.15)	$0.05	n/a	$0.12	n/a
Diluted	$(0.15)	$0.05	n/a	$0.12	n/a
Weighted Average Common Shares Outstanding - Basic	295,364	294,507	0.3 %	293,340	0.7 %
Weighted Average Common Shares Outstanding - Diluted	295,364	297,260	(0.6)%	295,838	(0.2)%

6

Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2025 YTD 2024 % Change Revenues: Storage Rental $1,958,365 $1,804,588 8.5 % Service 1,346,112 1,206,684 11.6 % Total Revenues $3,304,477 $3,011,272 9.7 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,465,041 $1,329,226 10.2 % Selling, General and Administrative 720,193 664,303 8.4 % Depreciation and Amortization 484,720 434,056 11.7 % Acquisition and Integration Costs 10,638 17,311 (38.5) % Restructuring and Other Transformation 105,086 87,280 20.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 4,609 3,179 45.0 % Total Operating Expenses $2,790,287 $2,535,355 10.1 % Operating Income (Loss) $514,190 $475,917 8.0 % Interest Expense, Net 399,801 341,040 17.2 % Other Expense (Income), Net 110,365 (6,697) n/a Net Income (Loss) Before Provision (Benefit) for Income Taxes $4,024 $141,574 (97.2) % Provision (Benefit) for Income Taxes 31,131 29,928 4.0 % Net (Loss) Income $(27,107) $111,646 (124.3) % Less: Net Income (Loss) Attributable to Noncontrolling Interests 1,862 1,802 3.3 % Net (Loss) Income Attributable to Iron Mountain Incorporated $(28,969) $109,844 (126.4) % Net (Loss) Income Per Share Attributable to Iron Mountain Incorporated: Basic $(0.10) $0.37 (127.0) % Diluted $(0.10) $0.37 (127.0) % Weighted Average Common Shares Outstanding - Basic 294,935 293,043 0.6 % Weighted Average Common Shares Outstanding - Diluted 294,935 295,529 (0.2) % 7

Quarterly Reconciliation of Net (Loss) Income to Adjusted EBITDA

(Dollars in thousands)

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Net (Loss) Income	**$(43,340)**	**$16,233**	**n/a**	**$34,621**	**n/a**
Add / (Deduct):					
Interest Expense, Net	205,063	194,738	5.3 %	176,521	16.2 %
Provision (Benefit) for Income Taxes	16,296	14,835	9.8 %	13,319	22.4 %
Depreciation and Amortization	252,566	232,154	8.8 %	224,501	12.5 %
Acquisition and Integration Costs	4,815	5,823	(17.3)%	9,502	(49.3)%
Restructuring and Other Transformation	50,340	54,746	(8.0)%	46,513	8.2 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(962)	5,571	(117.3)%	2,790	(134.5)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	80,698	27,382	194.7 %	4,532	n/a
Stock-Based Compensation Expense	60,354	26,094	131.3 %	29,889	101.9 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,558	2,330	9.8 %	2,173	17.7 %
Adjusted EBITDA	**$628,388**	**$579,906**	**8.4 %**	**$544,361**	**15.4 %**

Adjusted EBITDA

We define Adjusted EBITDA as net (loss) income before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Intangible impairments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

8

Year to Date Reconciliation of Net (Loss) Income to Adjusted EBITDA (Dollars in thousands) YTD 2025 YTD 2024 % Change Net (Loss) Income $(27,107) $111,646 (124.3) % Add / (Deduct): Interest Expense, Net 399,801 341,040 17.2 % Provision (Benefit) for Income Taxes 31,131 29,928 4.0 % Depreciation and Amortization 484,720 434,056 11.7 % Acquisition and Integration Costs 10,638 17,311 (38.5) % Restructuring and Other Transformation 105,086 87,280 20.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Including Real Estate) 4,609 3,179 45.0 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 108,080 (8,578) n/a Stock-Based Compensation Expense 86,448 43,928 96.8 % Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 4,888 3,426 42.7 % Adjusted EBITDA $1,208,294 $1,063,216 13.6% 9

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Reported EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$(0.15)**	**$0.05**	**n/a**	**$0.12**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.02	0.02	—	0.03	(33.3)%
Restructuring and Other Transformation	0.17	0.18	(5.6)%	0.16	6.3 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net	—	0.02	n/a	0.01	n/a
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.27	0.09	n/a	0.02	n/a
Stock-Based Compensation Expense	0.20	0.09	122.2 %	0.10	100.0 %
Non-Cash Amortization Related to Derivative Instruments	0.01	0.01	—	0.01	—
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.04)	(0.04)	—	(0.03)	33.3 %
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	n/a	—	n/a
Impact of Weighted Average Dilutive Shares (2)	—	—	n/a	—	n/a
Adjusted EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated	**$0.48**	**$0.43**	**11.6 %**	**$0.42**	**14.3 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended June 30, 2025 and 2024 is primarily due to (i) the reconciling items above, which impact our reported net (loss) income before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended June 30, 2025 and 2024 was 16.7% and 14.5% respectively, and quarter ended March 31, 2025 was 17.0%.

(2) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted EPS as reported earnings per share fully diluted from net (loss) income attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) (Gain) Loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Tax impact of reconciling items and discrete tax items; and (viii) Amortization related to the write-off of certain customer relationship intangible assets. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Figures may not foot due to rounding. The Tax Impact of reconciling items and discrete tax items is calculated using the current quarter's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

10

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2025 YTD 2024 % Change Reported EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated $(0.10) $0.37 (127.0) % Add / (Deduct): Acquisition and Integration Costs 0.04 0.06 (33.3) % Restructuring and Other Transformation 0.36 0.30 20.0 % Loss (Gain) on Disposal/Write-Down of PP&E, Net 0.02 0.01 100.0 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 0.37 (0.03) n/a Stock-Based Compensation Expense 0.29 0.15 93.3 % Non-Cash Amortization Related to Derivative Instruments 0.03 0.03 — Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.08) (0.04) 100.0 % Income (Loss) Attributable to Noncontrolling Interests 0.01 0.01 — Impact of Weighted Average Dilutive Shares (2) (0.01) — n/a Adjusted EPS - Fully Diluted from Net (Loss) Income Attributable to Iron Mountain Incorporated $0.92 $0.85 8.2% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the six months ended June 30, 2025 and 2024 is primarily due to (i) the reconciling items above, which impact our reported net (loss) income before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the year to date periods ending June 30, 2025 and 2024 was 16.7% and 14.5%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items was calculated using the current year to date's estimate of the annual structural tax rate. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the year to date adjustment. (2) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period. 11

Quarterly Reconciliation of Net (Loss) Income to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
Net (Loss) Income	**$(43,340)**	**$16,233**	**n/a**	**$34,621**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	107,186	94,147	13.8 %	97,771	9.6 %
(Gain) Loss on Sale of Real Estate, Net of Tax	(4,981)	312	n/a	579	n/a
Data Center Lease-Based Intangible Assets Amortization (2)	1,683	2,019	(16.6)%	5,571	(69.8)%
Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures	1,567	1,496	4.7 %	1,112	40.9 %
FFO (Nareit)	**$62,115**	**$114,207**	**(45.6)%**	**$139,654**	**(55.5)%**
Add / (Deduct):					
Acquisition and Integration Costs	4,815	5,823	(17.3)%	9,502	(49.3)%
Restructuring and Other Transformation	50,340	54,746	(8.0)%	46,513	8.2 %
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	3,809	5,292	(28.0)%	2,211	72.3 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	80,698	27,382	194.7 %	4,532	n/a
Stock-Based Compensation Expense	60,354	26,094	131.3 %	29,889	101.9 %
Non-Cash Amortization Related to Derivative Instruments	4,177	4,176	—	4,177	—
Real Estate Financing Lease Depreciation	3,426	3,148	8.8 %	3,236	5.9 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(11,671)	(11,673)	—	(8,643)	35.0 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(58)	(125)	(53.6)%	(50)	16.0 %
FFO (Normalized)	**$258,005**	**$229,070**	**12.6 %**	**$231,021**	**11.7 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.21	$0.38	(44.7)%	$0.47	(55.3)%
FFO (Normalized)	$0.87	$0.77	13.0 %	$0.78	11.5 %
Weighted Average Common Shares Outstanding - Basic	295,364	294,507	0.3 %	293,340	0.7 %
Weighted Average Common Shares Outstanding - Diluted (4)	297,642	297,260	0.1 %	295,838	0.6 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net (loss) income before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.
(4) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles ("FFO (Nareit)"). We calculate our FFO measure, including FFO (Nareit), adjusting for our share of reconciling items from our unconsolidated joint ventures. FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

We modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring and other transformation; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income) net; (v) Stock-based compensation expense; (vi) Non-cash amortization related to derivative instruments; (vii) Real estate financing lease depreciation; (viii) Tax impact of reconciling items and discrete tax items; (ix) Intangible impairments; and (x) (Income) loss from discontinued operations, net of tax.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net (Loss) Income to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q2 2025	Q1 2025	Q/Q % Change	Q2 2024	Y/Y % Change
FFO (Normalized)	**$258,005**	**$229,070**	**12.6 %**	**$231,021**	**11.7 %**
Add / (Deduct):					
Non-Real Estate Depreciation	69,960	65,146	7.4 %	57,923	20.8 %
Amortization Expense (1)	70,311	67,694	3.9 %	60,001	17.2 %
Amortization of Deferred Financing Costs	7,803	7,856	(0.7)%	6,143	27.0 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,659	1,317	26.0 %	1,475	12.5 %
Non-Cash Rent Expense (Income)	783	3,225	(75.7)%	3,658	(78.6)%
Reconciliation to Normalized Cash Taxes	(4,172)	1,999	n/a	(2,524)	65.3 %
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	189	176	7.4 %	180	5.0 %
Less:					
Recurring Capital Expenditures	34,794	28,083	23.9 %	36,976	(5.9)%
AFFO	**$369,744**	**$348,400**	**6.1 %**	**$320,901**	**15.2 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$1.24	$1.17	6.0 %	$1.08	14.8 %
Weighted Average Common Shares Outstanding - Basic	295,364	294,507	0.3 %	293,340	0.7 %
Weighted Average Common Shares Outstanding - Diluted (2)	297,642	297,260	0.1 %	295,838	0.6 %

(1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles.
(2) Reflects the impact of dilutive shares of 2,278 for the three months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period.

Adjusted Funds From Operations, or AFFO

We define adjusted funds from operations ("AFFO") as FFO (Normalized) (1) excluding (i) Non-cash rent expense (income), (ii) Depreciation on non-real estate assets, (iii) Amortization expense associated with customer and supplier relationship value, intake costs, acquisitions of customer and supplier relationships, capitalized commissions and other intangibles, (iv) Amortization of deferred financing costs and debt discount/premium, (v) Revenue reduction associated with amortization of customer inducements and above- and below-market data center leases and (vi) The impact of reconciling to normalized cash taxes and (2) including Recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net (loss) income or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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Year to Date Reconciliation of Net (Loss) Income to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2025 YTD 2024 % Change Net (Loss) Income $(27,107) $111,646 (124.3) % Add / (Deduct): Real Estate Depreciation (1) 201,333 181,344 11.0% (Gain) Loss on Sale of Real Estate, Net of Tax (4,669) (615) n/a Data Center Lease-Based Intangible Assets Amortization (2) 3,702 11,147 (66.8) % Our Share of FFO (Nareit) Reconciling Items from our Unconsolidated Joint Ventures 3,063 1,553 97.2 % FFO (Nareit) $176,322 $305,075 (42.2) % Add / (Deduct): Acquisition and Integration Costs 10,638 17,311 (38.5) % Restructuring and Other Transformation 105,086 87,280 20.4 % Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) 9,101 4,029 125.9 % Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures 108,080 (8,578) n/a Stock-Based Compensation Expense 86,448 43,928 96.8 % Non-Cash Amortization Related to Derivative Instruments 8,353 8,353 — Real Estate Financing Lease Depreciation 6,574 6,222 5.7 % Tax Impact of Reconciling Items and Discrete Tax Items (3) (23,344) (12,813) 82.2 % Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures (183) (9) n/a FFO (Normalized) $487,075 $450,798 8.0 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $0.59 $1.03 (42.7) % FFO (Normalized) $1.64 $1.53 7.2 % Weighted Average Common Shares Outstanding - Basic 294,935 293,043 0.6 % Weighted Average Common Shares Outstanding - Diluted (4) 297,451 295,529 0.7% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building and leasehold improvements, data center infrastructure and racking structures), excluding depreciation related to real estate financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net (loss) income before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items. (4) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period. 14

Year to Date Reconciliation of Net (Loss) Income to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2025 YTD 2024 % Change FFO (Normalized) $487,075 $450,798 8.0 % Add / (Deduct): Non-Real Estate Depreciation 135,106 114,996 17.5 % Amortization Expense (1) 138,005 120,347 14.7 % Amortization of Deferred Financing Costs 15,659 12,243 27.9 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 2,976 2,797 6.4 % Non-Cash Rent Expense (Income) 4,008 9,317 (57.0) % Reconciliation to Normalized Cash Taxes (2,173) (593) n/a Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 365 362 0.8 % Less: Recurring Capital Expenditures 62,877 65,713 (4.3) % AFFO $718,144 $644,554 11.4 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $2.41 $2.18 10.6 % Weighted Average Common Shares Outstanding - Basic 294,935 293,043 0.6 % Weighted Average Common Shares Outstanding - Diluted (2) 297,451 295,529 0.7% (1) Includes customer and supplier relationship value, intake costs, acquisition of customer relationships, capitalized commissions and other intangibles. (2) Reflects the impact of dilutive shares of 2,516 for the six months ended June 30, 2025, not included in Reported EPS-Fully Diluted due to our net loss position during the period. 15